Exhibit 10.4

RELEASE OF CLAIMS AGREEMENT

In exchange for the consideration set forth in the Retention Agreement dated July 20, 2018 (the “Retention Agreement”) to which this Release of Claims Agreement (the “Release Agreement”) is attached as Exhibit A, including receipt of the Initial Retention Amount (as defined therein) and eligibility to receive the Temporary Revised Salary Amount and Second Retention Amount (each as defined therein), all of which I acknowledge I would not otherwise be entitled to receive, I hereby agree as follows:

1.                  Release – I hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, managers, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that I ever had or now have against any or all of the Released Parties, including, but not limited to, any and all claims arising out of or relating to my employment with and/or separation from the Company, including, but not limited to, the following and any and all claims for or related to aiding or abetting the following, whether direct or derivative, and whether brought myself or by or through the Company or any trustee, assignee, agent, or other representative thereof: all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the North Carolina Equal Employment Practices Act, N.C. Gen. Stat. § 143-422.1 et seq., the North Carolina Persons with Disabilities Protection Act, N.C. Gen. Stat. § 168A-1 et seq., North Carolina Retaliatory Employment Discrimination Act, N.C. Gen. Stat. § 95-240 et seq., N.C. Gen. Stat. § 50B-5.5 (North Carolina domestic violence and crime leave law), N.C. Gen. Stat. § 95-28.3 (North Carolina parental leave for involvement at schools law), N.C. Gen. Stat. § 95-28.1A (North Carolina genetic testing law), and N.C. Gen. Stat. § 95-28.1 (North Carolina sickle cell law), all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, breach of duty, misrepresentation, fraud, fraudulent transfer, wrongful discharge, and breach of contract (including without limitation all claims arising out of or related to the Employment Agreement and/or any benefits to which I may otherwise have been entitled thereunder); all claims to any unvested ownership interest in the Company, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of my employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Release Agreement (a) prevents me from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that I acknowledge that I may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and I further waive any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding), or (b) releases claims to any payments to which I may be entitled under the Retention Agreement).

2.                  Continuing Obligations – I acknowledge and reaffirm my obligation to keep confidential and not to use or disclose any and all non-public information concerning the Company that I acquired during the course of my employment with the Company, including any non-public information concerning the Company’s business affairs, business prospects, and financial condition, except as otherwise permitted by paragraph 7 below. Further, I acknowledge that I remain subject to any and all continuing confidentiality, non-competition and other obligations that I have pursuant to any previous agreement(s) with the Company (“Restrictive Covenant Obligations”), including, but not limited to, my obligations under Sections 5 and 6 of the Employment Agreement and any agreements referenced therein, which remain in full force and effect. For the avoidance of doubt, I further acknowledge that all of my Restrictive Covenant Obligations continue to apply during and after my engagement as a consultant to the Company pursuant to the Consulting Agreement attached as Exhibit C to the Retention Agreement.

3.                  Non-Disparagement – I understand and agree that, to the extent permitted by law and except as otherwise permitted by paragraph 7 below, I will not, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, board member, consultant, client or customer of the Company, regarding the Company or any of the other Released Parties, or regarding the Company’s business affairs, business prospects, or financial condition.

4.                  Cooperation – I agree that, to the extent permitted by law, I shall cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator. My full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding and to act as a witness when requested by the Company. I further agree that, to the extent permitted by law, I will notify the Company promptly in the event that I am served with a subpoena (other than a subpoena issued by a government agency), or in the event that I am asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company.

5.                  Return of Company Property and Information – I agree that on the last day of my employment with the Company, or earlier upon request by the Company, I will return to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, flash drives and storage devices, wireless handheld devices, cellular phones, tablets, etc.), Company identification, and any other Company-owned property and information in my possession or control and that I will leave intact all electronic Company documents and information, including but not limited to those documents and that information that I developed or helped to develop during my employment, and I will not retain any copies. I further confirm that I will, on the last day of my employment with the Company, or earlier upon request by the Company, cancel all accounts for my benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts. Notwithstanding the foregoing, I understand that to the extent I am retained as a consultant to the Company after termination of my employment, and to the extent required in connection with the consulting services requested of me, I may retain property and information of the Company and accounts in the Company’s name for the duration of the Consultation Period or until such earlier time as the Company may request, and return such property and information, and cancel such accounts, at the end of such period or upon such request, whichever is sooner.

6.                  Confidentiality – I understand and agree that, to the extent permitted by law and except as otherwise permitted by paragraph 7 below, the terms and contents of this Release Agreement and the Retention Agreement, and the contents of the negotiations and discussions resulting in this Release Agreement and the Retention Agreement, shall be maintained as confidential by me and my agents and representatives and shall not be disclosed except as otherwise agreed to in writing by the Company.

7.                  Scope of Disclosure Restrictions – I understand that nothing in this Release Agreement or elsewhere prohibits me from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings. I understand that I am not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information I obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding my confidentiality and nondisclosure obligations, I understand that I am hereby being advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

8.                  Amendment and Waiver; Successors and Assigns – This Release Agreement may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Company. This Release Agreement is binding upon me and my agents, assigns, heirs, executors, successors and administrators, and any party acting on my behalf or by or through myself or my rights, and shall inure to the benefit of the Company’s agents, assigns, successors and administrators. No delay or omission by the Company in exercising any right under this Release Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

9.                  Validity – Should any provision of this Release Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Release Agreement.

10.              Nature of Agreement – I understand and agree that this Release Agreement does not constitute an admission of liability or wrongdoing on the part of the Company.

11.              Acknowledgments and Voluntary Assent – I acknowledge that I have been given a reasonable amount of time to consider this Release Agreement. I affirm that no other promises or agreements of any kind have been made to or with me by any person or entity whatsoever to cause me to sign this Release Agreement, and that I fully understand the meaning and intent of this Release Agreement. I state and represent that I have had an opportunity to fully discuss and review the terms of this Release Agreement with an attorney. I further state and represent that I have carefully read this Release Agreement, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign my name of my own free act.

12.              Applicable Law – This Release Agreement shall be interpreted and construed by the laws of the State of North Carolina, without regard to conflict of laws provisions. I hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the State of North Carolina, or if appropriate, a federal court located in the State of North Carolina (which courts, for purposes of this Release Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Release Agreement or the subject matter hereof.

13.              Entire Agreement – This Release Agreement, together with the Retention Agreement and its other exhibits, contains and constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter thereof and cancels any and all previous oral and written negotiations, agreements, and commitments in connection therewith.

14.              Tax Acknowledgement – In connection with the Initial Retention Amount and Temporary Revised Salary Amount and any Second Retention Amount I may receive, each as described in the Retention Agreement, I understand that the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and that I shall be responsible for all applicable taxes with respect to such payments and benefits under applicable law. I further acknowledge that I am not relying upon the advice or representation of the Company with respect to the tax treatment of any payments or benefits described in the Retention Agreement.

I hereby agree to the terms and conditions set forth above.

/s/ Jeffrey Abbey	July 20, 2018
Jeffrey Abbey	Date

To be returned in a timely manner as set forth in the Retention Agreement.